Exhibit 17
FEDERATED EQUITY INCOME FUND II
A portfolio of Federated Insurance Series

PROXY FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 19 2010

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned shareholders of the Federated Equity Income Fund II (the "Fund"), a portfolio of Federated Insurance Series  (the "Trust"), hereby appoint Steven Cravath, Megan Clement, Sheryl McCall, Maureen Ferguson and Tara Raposa or any one of them, with the power of substitution of each, to vote all shares of the Fund which the undersigned is entitled to vote at the Special Meeting of Shareholders (the “Special Meeting”) to be held on February 19, 2010 at 4000 Ericsson Drive, Warrendale, Pennsylvania, 15086-7561, at 2:00 p.m. (Eastern Time), and at any adjournment thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If this proxy is executed and returned in time and no choice is indicated as to an item, this proxy will be voted affirmatively on such matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE FEDERATED INSURANCE SERIES THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL.

To approve or disapprove a proposed Agreement and Plan of Reorganization pursuant to which Federated Capital Income Fund II, a portfolio of Federated Insurance Series, would acquire all of the assets of Federated Equity Income Fund II in exchange for Shares of Federated Capital Income Fund II to be distributed pro rata by Federated Equity Income Fund II to its shareholders of its Shares, respectively, in complete liquidation and termination of Federated Equity Income Fund II.

FOR	[ ]
AGAINST	[ ]
ABSTAIN	[ ]

YOUR VOTE IS IMPORTANT

Please complete, sign and return this card as soon as possible.

Dated

Signature

Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

YOU MAY ALSO VOTE YOUR SHARES BY TOUCHTONE PHONE BY CALLING _________
OR THROUGH THE INTERNET AT ___________________________